Registration No.
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________
                                    FORM S-3
                            REGISTRATION STATEMENT
                     Under The Securities Act of 1933
                            ______________________
                       Aquila Biopharmaceuticals, Inc.
          (Exact name of registrant as specified in its charter)
Delaware					    04-3307818
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                    Identification Number)
                             175 Crossing Boulevard
                        Framingham, Massachusetts 01702
                                (508) 628-0100
            (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                           ______________________
                           ATTORNEY JANE V. HAWKES
                            BOWDITCH & DEWEY, LLP
                                311 Main Street
                        Worcester, Massachusetts 01608
                                (508) 791-3511
         (Name, address, including zip code, and telephone number,
             including area code, of  agent for service)
                           ______________________
	Approximate date of commencement of proposed sale to the
public:  From time to time after this Registration Statement becomes effective.
	If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
	If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
	If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
____________________
	If this form is a post-effective amendment filed pursuant to
Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   ____________________
	If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                         CALCULATION OF REGISTRATION FEE


Title of Shares         Amount    Proposed       Proposed       Amount of
To Be Registered        to be     Maximum        Maximum        Registration
                      Registered  Aggregate      Aggregate      Fee(2)
                                  Price Per      Offering
                                  Unit(1)        Price(1)

Common Stock, par
value $0.01
per share             250,000      $2.00         $500,000       $139.00

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low sale prices reported on the NASDAQ National Market Automated Quotation System on May
27, 1999.
(2)  Paid on June 4, 1999.

	The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.






                   SUBJECT TO COMPLETION DATED JUNE 4, 1999

                                     PROSPECTUS

                                   250,000 SHARES

                           AQUILA BIOPHARMACEUTICALS, INC.

                                    COMMON STOCK


		Selling Shareholders identified in this Prospectus may sell up to 250,000 shares of Aquila common stock. Aquila will not receive any of the proceeds from the sale of shares by the Selling Shareholders.


Aquila's common stock is traded on the NASDAQ National
Market System under the symbol "AQLA". On June 2, 1999, the last reported sale price for the common stock on the NASDAQ National
Market was $2.00 per share.


	INVESTMENT IN THE SHARES INVOLVES A HIGH
DEGREE OF RISK.  SEE "RISK FACTORS" COMMENCING ON
PAGE 3.


	NEITHER THE SECURITIES AND EXCHANGE
COMMISSION NOR ANY STATE SECURITIES COMMISSION
HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
IS A CRIMINAL OFFENSE.



THE DATE OF THIS PROSPECTUS IS JUNE ___, 1998.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



               WHERE YOU CAN FIND MORE INFORMATION

	We are a reporting company and file annual, quarterly and current reports, proxy materials and other information with the SEC. You may read and copy these reports, proxy materials and other information at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, DC 20549, New York, NY, and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's Web Site at "http:\\www.sec.gov".

                  INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

            - Annual Report on Form 10-K for the fiscal year ended
              December 31, 1998;
            - Quarterly Report on Form 10-Q for the fiscal quarter ended
              March 31, 1999; and
            - Description of the common stock contained in Aquila's
              Registration Statement on Form 8(a) filed with the SEC under the Securities Exchange Act of 1934.

You may request a copy of the other filings at no cost, by writing or telephoning us at the following address:

                    Aquila Biopharmaceuticals, Inc.
                       175 Crossing Boulevard
                    Framingham, Massachusetts  01702
                     Attn:  James L. Warren, CFO
                          (508) 628-0100

	This Prospectus is part of a registration statement we have filed with the SEC. You should rely only on the information incorporated by reference or provided in this Prospectus. No one else is authorized to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of this document.




                            PROSPECTUS SUMMARY

The Company

	We engage in discovery, development and commercialization of products to prevent, treat or control infectious diseases, autoimmune disorders and cancers. Our proprietary product development programs include Quilvax-M(TM) for controlling bovine mastitis, Quilimmune-M(TM) for preventing malaria and Quilimmune-P(TM) for preventing pneumococcal infections. CD1-TB to prevent tuberculosis infections and CD1-CHL for preventing chlamydia infections are in research. We have six corporate partners who are involved in product development programs using our Stimulon(TM) adjuvants. A seventh corporate partner markets our feline leukemia virus vaccine.

The Offering

Common Stock Offered			250,000 shares for the
account of Selling Shareholders

Common Stock Outstanding		6,996,738 shares
  as of June 2, 1999

Use of Proceeds                         Proceeds are solely for the account
                                        of the Selling Shareholders, and
                                        Aquila will not receive any proceeds.
                                        See "Use of Proceeds."

NASDAQ Symbol                           AQLA



                     FORWARD-LOOKING STATEMENTS

	This Prospectus and the documents incorporated herein contain forward-looking statements which involve a number of risks and uncertainties. Actual results may differ materially from those anticipated in the forward-looking statements. The following factors, among others, could effect our actual results: general economic conditions; risks in product and technology development; delays and difficulties in the regulatory approval process; difficulties in obtaining raw materials and supplies for the Company's products; failure of corporate partners to commercialize successfully products using the Company's technology; competition from other companies; the costs of acquiring additional technology; failure to obtain the funding necessary for the Company's planned activities; and other risks and uncertainties identified in this Prospectus and the Company's SEC filings and the exhibits thereto, including those set forth under "Risk Factors" below.

RISK FACTORS

	Investment in the shares offered hereby involves a high degree of risk. Please consider carefully the following risk factors, among others, relating to the Company.

HISTORY OF OPERATING LOSSES

	Because of the nature of the business of developing and commercializing drug products, our operating expenses from 1995 through 1998 have exceeded our operating revenues for the same period by significant amounts. We expect to incur additional operating losses over the next several years, and we expect losses to increase as our research and development and clinical trial efforts expand. We cannot guarantee that we will successfully develop, receive regulatory approval for, commercialize, manufacture, market and sell any additional products, or achieve or sustain future profitability.

EARLY STAGE OF TECHNOLOGY, UNCERTAINTY OF
PRODUCT DEVELOPMENT AND SUCCESSFUL
COMMERCIALIZATION

	Many of our research and development programs are at an early stage of development. To date, the USDA has only approved one of our product candidates, Quilvax-FeLV(TM), our feline leukemia vaccine.
Neither the USDA (in the case of our animal product candidate) nor the FDA (in the case of our human product candidates) has approved any of our other product candidates. While our development efforts are at different stages for different products, we cannot assure you that we will successfully develop any additional products or that we will not abandon some or all of our proposed research programs. We must conduct time-consuming, extensive and costly clinical trials, in compliance with FDA regulations to show the safety and effectiveness of each of our human product candidates before the FDA can approve a product candidate for sale. We must also conduct trials and comply with USDA regulations to show the safety and effectiveness of our animal product candidate before it is approved. Clinical trials are lengthy and expensive and have a high risk of failure. In addition, to compete effectively, our products must be easy to use, cost effective and economical to manufacture on a commercial scale. We cannot assure you that we can achieve any of these objectives. Any of our product candidates may fail the testing phase or may not attain market acceptance. Also, third parties may develop superior products or have proprietary rights that preclude us from marketing our products.
Some of our product candidates and those products being developed by our collaborators and licensees have advanced to human clinical trials.
We have one animal product in clinical trials, one human product has completed Phase I clinical trials and one human product is in Phase II clinical trials.

	Our product candidates are prone to the risks of failure inherent in pharmaceutical product development, including the following:

               - Our technical approach will not be successful;
               - Any or all of our product candidates will not be safe and effective;
               - Product candidates will not otherwise meet applicable
                 regulatory standards or receive regulatory clearance;
               - Our product candidates will not prove to be commercially viable products;
               - We will not be able to manufacture or produce
                 economically or on a large scale any or all of our product candidates;
               - We will not be able to successfully market our product
                 candidates;
               - We will not be able to market such products because of the proprietary rights of third-parties; and
               - Our competitors will market superior or equivalent
                 products.

FUTURE FUNDING NEEDS; UNCERTAINTY OF ADDITIONAL
FINANCING

	While we have some revenue sources, we do not think these sources will generate sufficient funds to continue our operations until commercialization of our product candidates. In addition, changes in our research and development plans or other events affecting our operations may significantly increase our capital requirements over current projections. We cannot be certain that expected revenues will materialize, or that other financing will be available on acceptable terms.

We will need to raise additional capital in order to continue our research and development programs, conduct preclinical and clinical testing of our product candidates and conduct full scale manufacturing of any products that we may develop. The timing and degree of any future requirements will depend on numerous factors, including:

          - the progress of our research and development programs;
          - the progress of preclinical and clinical testing;
          - the time and costs involved in obtaining regulatory approvals;
          - the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
          - competing technological and market developments;
          - changes in our existing research relationships;
          - our ability to establish collaborative marketing arrangements; and
          - development of commercialization activities and arrangements.

	Based on current projections, we estimate that our existing capital resources, research revenue and revenue from product sales will be sufficient to meet our cash requirements for approximately fifteen months. Whether we can continue to operate beyond such period will depend upon our ability to generate substantial operating revenue from license fees and other sources or procure additional funding. We cannot be sure that our product candidates will prove successful or generate significant sales or earnings in the future or that, if needed, we will be able to obtain future funding on reasonable terms, if at all, or at the appropriate time for our planned activities.

	If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or development programs; to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates or products that we would otherwise seek to develop or commercialize ourselves; or to license the rights to such products on terms that are less favorable to us than might otherwise be available. If we raise additional funds by issuing equity securities, this may result in further dilution to our existing shareholders. In addition, any future investors could demand (and we may have to grant) rights superior to those of our existing shareholders.

RISKS ASSOCIATED WITH COLLABORATIVE ARRANGEMENTS

	Part of our strategy for the development, clinical testing and commercialization of our products is to license certain companies to use our technologies. The success of these third parties in performing their responsibilities under the license agreements may affect the timing and amount of license fee payments, royalties and revenues from product sales, and we cannot assure you that such collaborations will be successful. We may not be able to establish additional acceptable collaborative arrangements or license agreements should we deem this necessary to develop and commercialize our product candidates, nor can we assure you that such future arrangements will be successful.

PATENTS AND PROPRIETARY RIGHTS

	We cannot be sure that our current patents or patents that issue from any of our pending applications will not be challenged, invalidated or circumvented. Although we are not aware of any issued third party patents which would interfere with development of any of our products, we cannot be certain that we will not infringe on existing or future patents owned by others or that third parties will not bring suit against us for infringement of such patents. CSL International ACN ("CSL") and Seed Capital Inc. filed an opposition with the European Patent Office ("EPO") on the issuance of our QS-21 patent in Europe. At a hearing before the EPO in October of 1998, we prevailed on all points raised in the opposition. CSL may appeal the EPO's decision, and, though we do not believe that CSL's claims have any merit or are likely to succeed, there can be no assurance that we will prevail in any future actions taken to attack the validity of our patents.

	Patent litigation can be extremely costly and time consuming, but may be necessary for us to enforce our patents or defend against claims by third-parties.

	We also rely extensively on trade secrets and other unpatented proprietary technology. We attempt to protect our proprietary technology in part by confidentiality agreements with our employees, consultants, advisors and collaborators. We cannot assure you that the other parties will not violate these agreements, that we will have adequate remedies, or that our trade secrets will not otherwise become known or independently developed by competitors.

COMPETITION AND TECHNOLOGICAL CHANGE

	The biotechnology and pharmaceutical industries are subject to rapid and significant technological change. Our competitors in the United States and abroad are numerous. Our competitors include, among others, major pharmaceutical companies, specialized biotechnology firms, universities and other research institutions. Specifically, other adjuvants which could compete with our Stimulon(TM) adjuvants are under development by Ribi ImmunoChem Research, Inc., Corixa Corporation,
AVANT Immunotherapeutics, Inc. and Chiron Corporation. Our competitors may succeed in developing technologies and products that are more effective than any which we are developing or that would render our technology and products obsolete and noncompetitive.

Many of our competitors have substantially greater financial and technical resources than we do in:

                   - production and marketing;
                   - conducting clinical trials; and
                   - obtaining regulatory approvals.

If we begin significant commercial sales of our products, we will also be competing with respect to manufacturing and marketing capabilities, areas in which we have limited experience.

GOVERNMENT REGULATION; NO ASSURANCE OF REGULATORY APPROVAL

	Our research and development activities and products are subject to extensive and rigorous regulation by the federal government, principally the FDA and USDA, and by state and local governments. We intend to market our products in other countries, and foreign governments may also impose stringent regulations. We must complete all appropriate regulatory clearance processes before commercializing any of our product candidates, which is lengthy and expensive. We cannot be sure that we will obtain necessary regulatory approvals on a timely basis, if at all, for any of our product candidates.

	The current regulatory framework may change or additional regulations may arise at any stage during our product development, which may affect our ability to obtain approval as anticipated, delay the submission or review of an application or require additional expenditures. Even if regulatory approval of the drug is granted, the approval may limit the drug to certain uses or "indications." Approved drugs, drug manufacturers and manufacturing facilities are also subject to continual review and periodic inspections by the FDA or foreign regulatory agencies, even after the drug is on the market. As a manufacturer, we must spend considerable time, money and effort, especially in the areas of production and quality control, to comply with FDA or foreign manufacturing regulations. Later discovery of previously unknown problems with a product or facility may result in restrictions being placed on that product or us, including forcing a withdrawal of the product from the market. Our failure to comply with applicable regulatory requirements could, among other things, result in fines, suspensions of regulatory approvals, product recalls, operating restrictions and criminal prosecution. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those related to laboratory procedures, exposure to blood-born pathogens, and the handling of bio-hazardous materials.


MANUFACTURING LIMITATIONS

	We have limited capability to manufacture products for commercial use. We may need to construct additional manufacturing facilities or to have another company manufacture our products. We do not guarantee that we could do either at a cost low enough to enable us to obtain an appropriate profit margin.

	If we decide to manufacture additional products ourselves, we will be subject to regulatory requirements and will require substantial additional capital. The FDA or other regulatory agency may seek to subject these products to more extensive regulation.

LIMITED SALES AND MARKETING EXPERIENCE

	We have very limited experience in sales, marketing and distribution of products. We currently do not sell any products directly. Instead, we sell our feline leukemia vaccine through our partner Virbac which is responsible for all sales and marketing of that product. In order to distribute our products we will most likely have to enter into collaborations with third parties. We may be unable to find a suitable marketing partner or to enter into a marketing arrangement which would be economically advantageous to the Company.

DEPENDENCE ON RETENTION AND ATTRACTION OF KEY EMPLOYEES

	Our product development and marketing plans depend heavily on retaining existing management and the ability to hire additional qualified management and operating personnel. Recruiting and retaining qualified scientific personnel to perform research and development work is critical to our success. Loss of our key personnel would likely delay the achievement of development objectives and will have a negative affect on our business. We do not maintain any key person life insurance policies. We face serious competition for qualified individuals from numerous pharmaceutical and biotechnology companies, and other research institutions.

PRODUCT LIABILITY AND AVAILABILITY OF INSURANCE

	Drugs used in clinical trials and drugs sold on the market may expose us to damages claims and adverse publicity resulting from the use of such products. We have limited product liability coverage for clinical research use of product candidates such as the Stimulon(TM) adjuvants and Quilvax(TM) and Quilimmune(TM) products. We also maintain product liability insurance for the commercial sale of our feline leukemia vaccine, and we intend to obtain similar coverage for new products if and when they are commercialized. We may not be able to afford to buy enough liability insurance to protect us against all of the product liability losses that could possibly occur, and we cannot guarantee that any such insurance would provide us with sufficient protection against a product liability claim.

HAZARDOUS MATERIALS; ENVIRONMENTAL MATTERS

	Our research and development activities and manufacturing processes involve the controlled use of hazardous, controlled and radioactive materials. Although we believe that our safety procedures for handling and disposing of such materials comply with the standards required under local, state and federal regulations, there is still a risk of accidental contamination or injury, or negligent disposal by third parties. If there was such an accident, we could be held liable for any damages that result. Those liabilities may exceed our resources. Although we believe that we are in compliance with applicable and environmental laws and regulations and currently do not expect to have to spend significant amounts of money for environmental control facilities, we may be required to do so to comply with environmental laws and regulations in the future.

UNCERTAINTY RELATED TO PRICING OF HEALTH CARE
PRODUCTS AND REIMBURSEMENT

	Our ability to successfully sell our products depends in part on the extent to which reimbursement for the cost of such products and related treatments will be available from government, health administration authorities, private health coverage insurers, HMOs and other organizations. Adequate third-party coverage may not be available to allow us to obtain satisfactory price levels for third-party payor reimbursements. Government and other third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement for new products. If adequate coverage and reimbursement levels are not provided by government and third-party payors for uses of our product, the market acceptance of these products will be more difficult. We cannot guarantee that our corporate partners' products, if any, will be considered cost-effective or that adequate reimbursement will be available to enable us or our corporate partners to make a profit.

VOLATILITY OF STOCK PRICE; LIMITED TRADING VOLUME

	The market price of our common stock has been and is likely to continue to be volatile. The market price can be influenced by factors such as announcements by us or our competitors of technological innovations, new commercial products, major financing agreements, patent or proprietary right developments, public concern as to the safety of biotechnology, and period to period fluctuations in financial results.

	There is limited trading volume in our common stock and limited liquidity. We cannot guarantee that greater trading volume or a more active market for the common stock will develop.

POTENTIAL ANTI-TAKEOVER DEVICES

	Certain provisions of our charter documents, our Shareholder
Rights Plan and Delaware General Corporation law may have the effect of delaying, discouraging, inhibiting or preventing an attempt by a third party to obtain control of Aquila by means of a tender offer, business combination, proxy contest or otherwise. The terms of the members of our board expire in different years, thus making it more difficult for a party waging a proxy contest to obtain control of a majority of the board. In addition, our Shareholder Rights Plan discourages any hostile takeover by giving existing shareholders the right to buy shares in either the Company or any acquirer at a price that could cause massive dilution.

                            USE OF PROCEEDS

	Aquila will not receive any proceeds from the sale of the shares of common stock offered by the Selling Shareholders.

                          SELLING SHAREHOLDERS

	In connection with our acquisition of VacTex, Inc. in April 1998, we issued debentures to the former shareholders of VacTex in partial payment for their stock in VacTex. These former VacTex shareholders have the right to "put" the debentures back to Aquila in exchange for a predetermined amount of cash after April 13, 1999. Some of those former VacTex shareholders have agreed to exchange these debentures for common stock of Aquila. Our registration of the shares of common stock does not necessarily mean that the Selling Shareholders will sell all or any of the shares. The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 2, 1999, by each of the Selling Shareholders, on which date 6,996,738 shares of common stock were outstanding (excluding all of the shares which are being registered hereunder).

	The information provided in the table below with respect to each Selling Shareholder has been obtained from such Selling Shareholder.
Except as otherwise disclosed below, none of the Selling Shareholders has, or within the past three (3) years has had, any position, office or other material relationship with Aquila. Because the Selling Shareholders may sell all or some of the shares of common stock beneficially owned by them, we can only give an estimate (assuming each Selling Shareholder sells all of his, her or its shares offered hereby) as to the number of shares of common stock that will be beneficially owned by the Selling
Shareholders after this offering. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.





Name                      Amount Of          Amount to be     Percentage
                          Securities         Offered for      Of Class to
                          Owned Prior        Holders Account  Be Owned
                          To Offering                         After The
                          The Security                        Offering




NEA Ventures 1996, L.P.        2,142        2,142           *

New Enterprise
Associates VI, L.P.          585,676      211,500         5.34%



*Less than 1%


                          PLAN OF DISTRIBUTION

	The shares of common stock may be sold from time to time by the Selling Shareholders in one or more transactions at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The Selling Shareholders may offer their shares of common stock in one or more of the transactions:

        - on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including the NASDAQ National Stock
           Market,
        -  in the over-the-counter market,
        -  in private transactions,
        -  through options,
        -  by pledge to secure debts and other obligations, or
        -  a combination of any of the above transactions.

If required, we will distribute a supplement to this Prospectus to describe material changes in the terms of the offering.

The shares of common stock to be offered by the Selling
Shareholders hereunder, will be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer shares of common stock to or through underwriters, brokers/dealers or agents. The Selling Shareholders and any underwriters, brokers/dealers or agents that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any profits on the resale of shares of common stock and any compensation received by any underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Also, any underwriters will be subject to prospectus delivery requirements of the Securities Act.

Any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule
144 rather than pursuant to this Prospectus. The Selling Shareholders may not sell all of the shares. The Selling Shareholders may transfer, devise or gift such shares by other means not described in this Prospectus.

To comply with the securities laws of certain jurisdictions, the common stock must be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the common stock may not be offered or sold unless they have been registered or qualify for sale or an exemption is available and complied with.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock may not simultaneously engage in market-making activities with respect to the common stock for nine (9) business days prior to the start of the distribution. In addition, each Selling Shareholder and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934 which may limit the timing of purchases and sales of common stock by the Selling
Shareholders or any such other person. These factors may affect the marketability of the common stock and the ability of brokers or dealers to engage in market-making activities.

	We will pay all the expenses incident to the offering and sale of common stock to the public. Such expenses are estimated to be $18,139. The Selling Shareholders will pay all underwriting discounts and selling commissions, if any.

                          EXPERTS

	The consolidated financial statements of Aquila
Biopharmaceuticals, Inc. incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1998 have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP given on the authority of said firm as experts in accounting and auditing.

                       LEGAL MATTERS

	The legality of the shares to be sold by the Selling Shareholders and purchased by the purchasers will be passed upon by Bowditch &
Dewey, LLP, Worcester, Massachusetts.



                     TABLE OF CONTENTS



Where You Can Find More Information 		 1

Information Incorporated By Reference 		 1

Prospectus Summary                               2

Forward-Looking Statements                       2

Risk Factors                                     3

Use of Proceeds                                  7

Selling Shareholders                             7

Plan of Distribution                             8

Experts                                          9

Legal Matters                                    9








                                     PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

	The following table sets forth an itemized statement of all expenses in connection with the issuance and distribution of the securities being registered, to be borne by the registrant:

        Registration fee                   $139
        NASD filing fee                  $5,000
	Legal Fees and expenses* 	$10,000
        Accounting fees and expenses*    $3,000

        Total                           $18,139
_________
* Estimated

	The Selling Shareholders will be responsible for any additional fees incurred as a result of the distribution of these securities.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that the Company shall have the power to indemnify any director, officer, employee or agent for expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any suit, action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the event an action against such a person is by or in the right of the Company and such person shall have been adjudged to be liable to the Company, such indemnification is permitted only to the extent that the Delaware Court of Chancery or the court in which such action is brought shall deem proper.

        Article THIRD of the Company's By-laws provides for indemnification of its directors, officers, employees or agents to the fullest extent provided by laws.

        Article SIXTH of the Company's Restated Certificate of
Incorporation provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of his or her fiduciary duty as a director to the extent provided either (i) in the order of the United States Bankruptcy Court for the District of Massachusetts confirming the Reorganization Plan of the Company's predecessor Cambridge Biotech Corporation, but in any event, to no greater extent that is permitted by Section 102(b)(7) or any successor similar provision in the Delaware General Corporation Law, or (ii) by the Delaware General Corporation Law.

	The Company maintains an executive liability indemnification policy. Subject to the policy conditions, the insurance provides coverage for an amount payable by the Company to its directors and officers pursuant to the Company's By-laws.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.  Exhibits.

3.1	Amended and Restated Certificate of Incorporation,
        effective July 25, 1996 (incorporated by reference to
        Exhibit 2 to Form 8-K, dated July 18, 1996, File No. 0-
        12081).
3.2	Certificate of Amendment of Amended and Restated
        Certificate of Incorporation, effective March 24, 1997 ( incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K for fiscal year ended December 31, 1996,
        File No. 0-12081).
3.3	By-laws (incorporated by reference to Exhibit 2 to Form 8-K, dated July 18, 1996, File No. 0-12081).
4.1	Specimen Certificate representing common stock of the
        Company (incorporated by reference to Exhibit 4.1 to From 8-K, dated October 21, 1996, File No. 0-12081).
5.1	Opinion of Bowditch & Dewey, LLP
23.1	Consent of Bowditch & Dewey, LLP (included in Exhibit 5.1)
23.2    Consent of Independent Accountants
24.1    Power of Attorney (included on signature page)

Item 17.  Undertakings.

	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	If the registrant is a foreign private issuer, to file a post-
effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
(a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form
F-3, a post-effective amendment need not be filed to include financial statements and information required by
Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual
Report pursuant to Section 15(d) of the Securities and Exchange
Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                               SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, The
Commonwealth of Massachusetts, on June 4, 1999.

                                              AQUILA BIOPHARMACEUTICALS, INC.




                                              By: /s/ Alison Taunton-Rigby
                                                  Alison Taunton-Rigby
                                                  President and
                                                  Chief Executive Officer



                                              By: /s/ James L. Warren
                                                  James L. Warren
                                                  Treasurer,
                                                  Chief Financial Officer and
                                                  Chief Accounting Officer





Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. The persons whose signatures appear below do hereby make, constitute and appoint Alison Taunton-Rigby and Jane V. Hawkes and each of them their true and lawful attorneys and agents with full power and authority on their behalf to execute and file with the Securities and Exchange Commission any amendment or amendments, including post-effective amendments to this Registration Statement and any and all instruments and documents which may be necessary or desirable in connection with the registration of the shares of common stock pursuant to this Registration Statement and they do ratify and confirm all said agents and attorneys may do or cause to be done by virtue hereof.



   /s/ Jeffrey T. Beaver                      	May 27, 1999
Jeffrey T. Beaver, Director


  /s/ Robert J. Carpenter                       June 4, 1999
Robert J. Carpenter, Director


  /s/ Keith J. Dorrington                       May 28, 1999
Keith J. Dorrington, Director


  /s/ Elliott D. Hillback, Jr.                  June 4, 1999
Elliott D. Hillback, Jr., Director


  /s/ Alison Taunton-Rigby                      June 4, 1999
Alison Taunton-Rigby, Director



                             Exhibit Index

   3.1	Amended and Restated Certificate of Incorporation, effective July
25, 1996 (incorporated by reference to Exhibit 2 to Form 8-K, dated July 18, 1996, File No. 0-12081).

   3.2	Certificate of Amendment of Amended and Restated Certificate of
Incorporation, effective March 24, 1997 ( incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K for fiscal year ended
December 31, 1996, File No. 0-12081).

   3.3	By-laws (incorporated by reference to Exhibit 2 to Form 8-K, dated July 18, 1996, File No. 0-12081).

   4.1	Specimen Certificate representing common stock of the Company
(incorporated by reference to Exhibit 4.1 to Form 8-K, dated October 21, 1996, File No. 0-12081).

   5.1	Opinion of Bowditch & Dewey, LLP

 23.1	Consent of Bowditch & Dewey, LLP (included in Exhibit 5.1)

 23.2   Consent of Independent Accountants

 24.1	Power of Attorney (included on signature page)